                                                                    EXHIBIT 99.1

                           THE LEARNING COMPANY, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                       Page
                                                                       ----

Report of Independent Accountants...................................     35

Consolidated Balance Sheets as of December 31, 1998 and 1997........     36

Consolidated Statements of Operations for the Years Ended
     December 31, 1998, 1997 and 1996...............................     37

Consolidated Statements of Stockholders' Equity for the
     Years Ended December 31, 1998, 1997 and 1996...................     38

Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1998, 1997 and 1996...............................     40

Notes to Consolidated Financial Statements..........................     42

Financial Statement Schedule of Valuation and Qualifying Accounts
     for the Years Ended December 31, 1998, 1997 and 1996...........     61

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of The Learning Company, Inc.:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of The Learning Company, Inc. and its subsidiaries as of January 2, 1999 and January 3, 1998, and the results of their operations and their cash flows for each of the three fiscal years in the period ended January 2, 1999, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
March 26, 1999

                           THE LEARNING COMPANY, INC.
                          CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)

                                                                                 December 31,      December 31,
                                                                                    1998              1997
                                                                                -------------      ------------
ASSETS
CURRENT ASSETS:
    Cash and short-term investments                                               $   256,759        $  188,956
    Accounts receivable, less allowances of $83,873 and $47,643,
     respectively                                                                     167,001           161,927
    Inventories                                                                        59,912            39,382
    Other current assets                                                               56,514            35,863
                                                                                -------------      ------------
                                                                                      540,186           426,128
                                                                                -------------      ------------
Fixed assets and other, net                                                            54,840            51,798
Goodwill and other intangible assets, net                                             225,775           145,848
                                                                                -------------      ------------
                                                                                  $   820,801        $  623,774
                                                                                =============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Trade accounts payable and accrued expenses                                   $    69,046        $  101,045
    Other current liabilities                                                          52,902            52,851
    Recourse accounts receivable factoring facilities                                  25,000                --
    Line of credit                                                                     40,000            35,150
    Merger related accruals                                                            25,248            12,533
    Current portion of long-term obligations                                           10,148            10,717
    Purchase price payable                                                             19,674             7,896
                                                                                -------------      ------------
                                                                                      242,018           220,192
                                                                                -------------      ------------

LONG-TERM OBLIGATIONS:
    Long-term debt                                                                    191,244           294,356
    Accrued and deferred income taxes                                                  93,805            75,167
    Other                                                                               7,548             8,069
                                                                                -------------      ------------
                                                                                      292,597           377,592
                                                                                -------------      ------------

COMMITMENTS AND CONTINGENCIES (NOTE  7)

STOCKHOLDERS' EQUITY:
    Series A Preferred Stock, $.01 par value - Authorized 750,000 shares, issued and outstanding 750,000 shares at December
        31, 1998 and 1997 (liquidation value of $150,000)                                   8                 8
    Common stock, $0.01 par value - Authorized - 200,000,000
        shares; issued and outstanding 87,277,033 and 65,524,559
        shares at December 31, 1998 and 1997, respectively                                873               656
    Special voting share - Authorized and issued - one share
        representing the voting rights of 5,154,831 and 1,478,929 and
        outstanding Exchangeable Shares (for common stock) at                              --                --
        December 31, 1998 and 1997, respectively
    Additional paid-in-capital                                                      1,428,355         1,040,463
   Accumulated deficit                                                             (1,138,099)         (998,310)
   Accumulated other comprehensive loss                                                (4,951)          (16,827)
                                                                                -------------      ------------
                                                                                      286,186            25,990
                                                                                -------------      ------------
                                                                                  $   820,801        $  623,774
                                                                                =============      ============

    The accompanying notes are an integral part of these consolidated financial statements

                           THE LEARNING COMPANY, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except share and per share amounts)

                                                                     Years Ended December 31,
                                                      ----------------------------------------------------
                                                          1998                1997               1996
                                                      -------------      --------------      -------------

REVENUES                                                 $  839,315          $  620,931          $ 529,528

COSTS AND EXPENSES:
   Costs of production                                      268,798             189,219            149,304
   Sales and marketing                                      229,613             156,797            102,071
   General and administrative                                60,821              48,716             39,806
   Development and software costs                            96,819              89,987             65,262
   Amortization, merger and other charges                   258,314             543,926            503,520
                                                      -------------      --------------      -------------
           Total operating expenses                         914,365           1,028,645            859,963
                                                      -------------      --------------      -------------

OPERATING LOSS                                              (75,050)           (407,714)          (330,435)
                                                      -------------      --------------      -------------

INTEREST INCOME (EXPENSE) AND OTHER:
    Interest income                                           7,787               6,330              9,280
    Interest expense                                        (17,635)            (22,482)           (26,703)
    Gains on sale of investments                             11,053                  --                 --
                                                      -------------      --------------      -------------
                                                              1,205             (16,152)           (17,423)
                                                      -------------      --------------      -------------

LOSS BEFORE TAXES                                           (73,845)           (423,866)          (347,858)

PROVISION FOR INCOME TAXES                                   31,507              71,044             28,602
                                                      -------------      --------------      -------------

NET LOSS                                                $  (105,352)        $  (494,910)       $  (376,460)
                                                      =============      ==============      =============

NET LOSS PER SHARE:
        Basic and diluted                               $     (1.28)        $     (7.48)       $     (6.56)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING:
        Basic and diluted                                82,274,000          66,183,000         57,347,000

  The accompanying notes are an integral part of these consolidated financial statements

                           THE LEARNING COMPANY, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In thousands)

                                     Series A
                                    Preferred              Common Stock                                 Accumulated
                              ----------------------   --------------------  Additional                   Other           Total
                                                                               Paid-In   Accumulated   Comprehensive   Stockholders'
                                 Shares      Amount      Shares     Amount     Capital     Deficit         Loss           Equity
                              -----------  ---------   ---------  -----------------------------------------------------------------
Balance, December 31, 1995           --      $   --      46,860      $469    $  467,236   $(129,642)      $(9,470)        $ 328,593
Acquisition of MECC                  --          --       9,214        92       240,670          --             --          240,762
Other acquisitions                   --          --         899         9        15,247          --             --           15,256
Conversion of debt to common
 stock                               --          --         158         2         3,051          --             --            3,053
Stock issued under exercise
 of options                          --          --       3,319        32        28,661          --             --           28,693
Conversion of Exchangeable
 Shares to common stock              --          --          45        --            --          --             --               --
Stock issued for settlement of
 expenses                            --          --         500         5        13,015          --             --           13,020
Repurchase of common stock           --          --         (80)       --        (3,433)                                     (3,433)
Comprehensive loss:
 Net loss for year                   --          --          --        --            --    (376,460)            --         (376,460)
 Other comprehensive                 --          --          --        --            --          --        (1,593)           (1,593)
   loss
Comprehensive loss                                                                                                         (378,053)
                              -----------  ---------   ---------  -----------------------------------------------------------------
Balance, December 31, 1996           --          --      60,915       609       764,447    (506,102)      (11,063)          247,891
Net income for three months
 ended November 30, 1996 of
 Broderbund not included             --          --          --        --            --       8,895             --            8,895
Issuance of Series A Preferred
 Stock                              750           8          --        --       202,025          --             --          202,033
Issuance of special warrants         --          --          --        --        57,462          --             --           57,462
Conversion of Exchangeable
 Shares to common stock              --          --          73        --            --          --             --               --
Stock issued under exercise
 of stock options                    --          --       1,249        12        11,915          --             --           11,927
Stock issued to settle               --          --         135         2         2,021          --             --            2,023
 earn-outs
Other acquisitions                   --          --       3,500        33        15,897      (6,193)            --            9,737
Stock issued under employee
 stock plan                          --          --          52        --         1,270          --             --            1,270
Repurchase of common stock           --          --        (400)       --       (14,574)         --             --          (14,574)
Comprehensive loss:
 Net loss for year                   --          --          --        --            --    (494,910)            --         (494,910)
 Other comprehensive                 --          --          --        --            --          --        (5,764)           (5,764)
   loss
Comprehensive loss                                                                                                         (500,674)
                              -----------  ---------   ---------  -----------------------------------------------------------------
Balance, December 31, 1997          750          $8      65,524      $656    $1,040,463   $(998,310)      $(16,827)       $  25,990

  The accompanying notes are an integral part of these consolidated financial statements

                           THE LEARNING COMPANY, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In thousands)
                                  (continued)

                                      Series A                                                           Accumulated
                                     Preferred              Common Stock      Additional                    Other         Total
                              -----------------------  --------------------    Paid-In     Accumulated  Comprehensive  Stockholders'
                                 Shares      Amount      Shares      Amount    Capital       Deficit         Loss         Equity
                              -----------  ----------  ----------  ----------------------------------------------------------------
Balance, December 31, 1997          750          $8      65,524        $656   $1,040,463   $  (998,310)    $ (16,827)    $  25,990
Net income for one month
 ended December 31, 1997
 of Broderbund not included
 in combination                      --          --          --          --           --           209            --           209
Conversion of debt to common
 stock                               --          --       3,435          34       92,968            --            --        93,002
Stock issued under exercise
 of options                          --          --       3,902          39       42,692            --            --        42,731
Conversion of Exchangeable
 Shares to common stock              --          --       9,083          91          (91)           --            --            --
Acquisition of Mindscape, Inc.       --          --       1,367          14        35,225           --            --        35,239
Acquisition of Sofsource, Inc.       --          --       1,641          16        48,993           --            --        49,009
Other acquisitions                   --          --       1,314          13        26,681      (34,646)           --        (7,952)
Stock issued for settlement of
 earn-outs                           --          --         264           3         5,569           --            --         5,572
Stock issued under Employee
 Stock purchase plan                 --          --          47          --           870           --            --           870
Issuance of special warrants         --          --          --          --       134,346           --            --       134,346
Issuance of restricted stock         --          --         700           7           639           --            --           646
Comprehensive loss:
 Net loss for the year               --          --          --          --            --     (105,352)           --      (105,352)
 Other comprehensive
  loss                               --          --          --          --            --           --        11,876        11,876
Comprehensive loss                                                                                                         (93,476)
                                 ------      ------     -------     -------    ----------   -----------   ----------     ---------
Balance, December 31, 1998          750          $8      87,277        $873    $1,428,355  $(1,138,099)   $  ( 4,951)    $ 286,186
                                 ======      ======     =======     =======    ==========  ===========     ==========    =========

The accompanying notes are an integral part of these consolidated financial statements


                          THE LEARNING COMPANY, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)



                                                                                Years Ended December 31,
                                                           -------------------------------------------------------------------
                                                                1998                      1997                       1996
                                                           ----------------          ---------------           ---------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                    $(105,352)                $(494,910)                 $(376,460)
 Adjustments to reconcile net loss to net
 cash provided by operating activities:
   Depreciation, amortization and merger                       211,507                   534,612                    463,297
   Charges for incomplete technology                            56,826                    32,467                     64,697
   Equity in earnings of joint venture                              --                        --                       (217)
   Provision for returns and doubtful accounts                 127,024                   108,159                     64,193
   Provision for income taxes                                   31,507                    64,888                     (1,334)
 Change in assets and liabilities (net of
 acquired assets and liabilities):
   Accounts receivable                                        (125,689)                 (153,656)                  (115,570)
   Inventories                                                 (13,793)                  (15,911)                     2,754
   Other current assets                                          8,293                     3,376                      4,520
   Other long-term assets                                       (3,932)                   (8,625)                    (4,308)
   Accounts payable and accrued expenses                       (29,052)                   35,684                      5,146
   Other long-term obligations                                  (3,665)                   (1,629)                     9,453
                                                             ---------                 ---------                  ---------
 NET CASH PROVIDED BY OPERATING ACTIVITIES                     153,674                   104,455                    116,171
                                                             ---------                 ---------                  ---------

 CASH FLOWS USED FOR INVESTING ACTIVITIES:
   Businesses acquired, net of cash on-hand                   (156,059)                 (106,606)                       498
   Purchases of property and equipment, net                       (272)                  (10,872)                    (8,902)
   Software development costs                                  (26,786)                  (27,299)                   (12,344)
   Short-term investments                                       19,954                   (43,428)                   (17,702)
   Merger related accruals                                     (78,799)                  (53,832)                   (39,167)
   Payments to stockholders of The Former
      Learning Company                                              --                        --                    (25,025)
                                                             ---------                 ---------                  ---------
NET CASH USED FOR INVESTING ACTIVITIES                        (241,962)                 (242,037)                  (102,642)
                                                             ---------                 ---------                  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from sale of stock, options and
    warrants                                                    55,577                    12,613                     31,581
   Borrowings under line of credit                              (2,300)                   10,150                     25,000
   Payments on term notes                                           --                        --                     (4,832)
   Payments on capital lease obligations                        (1,111)                   (2,676)                    (1,874)
   Repurchase of senior notes                                   (6,000)                  (28,000)                   (18,350)
   Costs incurred to issue Series A Preferred
    Stock                                                           --                   (10,701)                        --
   Repurchase of common stock                                       --                   (14,573)                    (3,433)
   Proceeds from issue of  special warrants                    134,346                    57,462                         --
   Other                                                        (5,918)                    1,821                     (1,092)
                                                             ---------                 ---------                  ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                      174,594                    26,096                     27,000
                                                             ---------                 ---------                  ---------

EFFECT OF EXCHANGE RATE CHANGES ON NET CASH                        377                    (2,209)                    (1,321)
                                                             ---------                 ---------                  ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS                         86,683                  (113,695)                    39,208

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD               103,634                   219,119                    179,911

EFFECT OF BRODERBUND'S EXCLUDED RESULTS                          1,074                    (1,790)                        --
                                                             ---------                 ---------                  ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                     191,391                   103,634                    219,119

SHORT-TERM INVESTMENTS                                          65,368                    85,322                     41,894
                                                             ---------                 ---------                  ---------
CASH AND SHORT-TERM INVESTMENTS                              $ 256,759                 $ 188,956                  $ 261,013
                                                             =========                 =========                ===========

The accompanying notes are an integral part of these consolidated financial statements

                           THE LEARNING COMPANY, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Continued)
                                 (In thousands)

                                                                                          Years Ended December 31,
                                                                                 ---------------------------------------
                                                                                      1998          1997          1996
                                                                                 ---------------------------------------
SUPPLEMENTAL SCHEDULING OF NON-CASH
INVESTING AND FINANCING ACTIVITIES:
Common stock issued to acquire Mindscape                                             $30,000      $     --      $     --
Common stock issued to acquire Sofsource                                              45,000            --            --
Common stock issued to settle earn-out agreements                                      5,572            --            --
Common stock issued in exchange for Senior Notes                                      96,695            --            --
Issuance of Series A Preferred Stock to retire debt                                       --       202,033            --
Common stock issued to settle earn-out agreements                                         --         2,023            --
Common stock issued to acquire MECC                                                       --            --       221,319
Increase in APIC due to value of in-the-money employee stock options
      acquired in connection with acquisitions                                            --         2,969        19,444
Common stock issued for acquisitions                                                      --         7,321        15,255
Conversion of debt to equity                                                              --            --         3,053
Common stock issued for settlement of expenses                                            --            --        10,132
Equipment acquired under capital leases                                                   --            --         1,262


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during period for:
Interest paid                                                                        $20,460      $ 29,914      $ 28,547
Income taxes paid                                                                      8,227         7,684        10,971

The accompanying notes are an integral part of these consolidated financial statements

                           THE LEARNING COMPANY, INC.
                   Notes to Consolidated Financial Statements
               (In thousands, except share and per share amounts)



(1)  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The Business

     The Learning Company, Inc. ("TLC" or the "Company") is a leading publisher of consumer software for personal computers. The Company sells its products in the retail channel through mass merchants, consumer electronic stores, price clubs, office supply stores, software specialty stores and distributors; to original equipment manufacturers ("OEMs"); to schools and to end-users through direct response and on-line methods. The Company's principal market is in the United States and Canada. The Company has international operations in Germany, Ireland, France, Holland, the United Kingdom, Japan and Australia.

     On August 31, 1998, the Company acquired Broderbund Software, Inc. ("Broderbund"), a developer and publisher of consumer software for the home and school pursuant to an agreement and plan of merger dated June 21, 1998. This transaction was accounted for using the pooling-of-interests method of accounting. The accompanying Consolidated Financial Statements of the Company have been restated to include the results and balances of Broderbund for all periods presented.

     The Company's fiscal year is the 52 or 53 weeks ending on or after December
31. For clarity of presentation herein, all references to December 31, 1998 relate to balances as of January 2, 1999, references to December 31, 1997 relate to balances as of January 3, 1998, the period from January 4, 1998 to January 2, 1999 is referred to as the "Year Ended December 31, 1998", the period from January 5, 1997 to January 3, 1998 is referred to as the "Year Ended December 31, 1997", and the period from January 7, 1996 to January 4, 1997 is referred to as the "Year Ended December 31, 1996".

  Basis of Presentation

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions regarding items such as return reserves and allowances, net realizable value of intangible assets, allocation of purchase price in acquisitions, valuation allowances for deferred tax assets that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in these financial statements include: return reserves, inventory reserves, valuation of acquired assets from acquisitions, valuation of deferred tax assets and valuation and useful lives of intangible assets. Actual results could differ from these estimates.

     The balance sheet of the Company as of December 31, 1997 has been combined with the balance sheet of Broderbund as at November 30, 1997. Retained earnings have been charged with the net income for the omitted one month period of December 31, 1997 of $682. Revenues, operating expenses and operating income for the excluded one month of December 1997 were $28,712, $27,974 and $738, respectively. The statements of operations, cash flows, and stockholders' equity of the Company for the Years Ended December 31, 1997 and 1996 have been combined with those of Broderbund for the twelve month period ended November 30, 1997 and the year ended August 31, 1996. Broderbund's results for the period from September 1, 1996 through November 30, 1996 have been omitted from the statement of operations and have been included as a separate line item in the statement of stockholders' equity. Revenue, operating income and net income of Broderbund for the period omitted were $61,491, $13,518, and $8,895, respectively.

     The accompanying Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany amounts and transactions have been eliminated.

  Revenue Recognition

     Revenues are primarily derived from the sale of software products and from software licensing and royalty arrangements.

     Revenues from the sale of software products are recognized upon shipment, provided that no significant obligations remain outstanding and collection of the receivable is probable. Costs related to insignificant post shipment obligations are accrued when revenue is recognized for the sale of the related products. Allowances for estimated returns are provided at the time of sale and allowances for price protection are provided at the time of commitment and charged against revenues. The Company evaluates the adequacy of allowances for returns and doubtful accounts primarily based upon its evaluation of historical and expected sales experience and by channel of distribution. The estimates determined for reserves for returns and allowances are based upon information available at the reporting date. To the extent the future market, sell-through experience, customer mix, channels of distribution, product pricing and general economic and competitive conditions change, the estimated reserves required for returns and allowances may also change. Revenues from royalty and license arrangements are recognized as earned based upon performance or product shipments.

   Advertising and Marketing Costs

     The Company charges direct response advertising costs to sales and marketing expense as incurred. Direct response costs eligible for capitalization are not material at December 31, 1998 or 1997. Co-operative advertising and other channel marketing programs are expensed in the period the programs are run or over the period of the specific contract for services and are included in sales and marketing expense. The Company offers various coupon rebate programs to its end-user customers. The Company provides for the expected cost of the coupon redemption at the time of sale under sales and marketing expense. The cost is estimated based upon the expected coupon redemption rate on a product-by-product basis and is adjusted at each reporting period for actual results. Fees for preferred shelf space are expensed as incurred as sales and marketing expense.

    Investments in Affiliates

       Prior to January 1997, the Company and Random House, Inc. (collectively, the "Partners") participated in a joint venture to publish story-based multimedia software for children. The joint venture, Living Books, combined resources of these two publishers and was 50% owned by each. The Company's contribution to the joint venture consisted of the Living Books product line existing at the time and the technology and people to produce more Living Books. Random House, Inc. contributed cash and access to its library of children's books and authors. The joint venture was responsible for all research and development, manufacturing and marketing costs associated with the Living Books products. The Partners each distributed Living Books products through their respective distribution channels under an affiliated label arrangement. The Company reported revenues of $1,393 and $18,041 during the Years Ended 1997 and 1996 from distribution of Living Books products as affiliated label products. Prior to January 1, 1997, the Company reported its share in earnings of Living Books using the equity method of accounting. The equity earnings were not material. As of January 1, 1997, the Company purchased Random House's 50% share in this joint venture (see Note 2 - Business Combinations). The results of Living Books after this date are reflected in the accompanying financial statements.

   Cash and Short-Term Investments

       Cash and equivalents consist of cash in banks and investments in highly liquid short-term instruments with original maturities of 90 days or less. Short-term investments consist principally of municipal bonds and U.S. government agency notes.

       The Company accounts for investments under Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS No. 115"). Under SFAS No. 115, investments in equity and debt securities are classified in three categories and accounted for based upon the classification. The Company has accounted for and considers investments in all securities as "available-for sale" pursuant to SFAS No. 115 and has recorded such investments at fair value with unrealized gains and losses reported as a component of stockholders' equity.

   Fair Value of Financial Instruments

       Cost approximates fair value for each class of financial instruments below. The carrying values of short-term investments are based upon quoted market prices.

                                                 December 31,
                                          ----------------------------
                                             1998             1997
                                             ----             ----
Cash and equivalents:
   Cash and money market funds              $174,641         $ 98,359
   Commercial paper                           16,750              875
   Municipal securities                           --            3,200
   Money market preferreds                        --            1,200
                                            --------         --------
                                             191,391          103,634
Short-term investments:
   Municipal securities                       36,225           72,198
   Money market preferreds                        --            3,012
   U.S. Government agencies                   27,107            7,084
   Commercial paper                               --            1,000
   Corporate notes                             2,036            2,028
                                            --------         --------
Cash and short-term investments             $256,759         $188,956
                                            ========         ========

Any unrealized holding gains or losses or short-term investments are not material. The Company also has various marketable equity securities held for resale. At December 31, 1998, the unrealized gain on these marketable equity securities was $10,249 and is included in other comprehensive income (loss). These marketable equity securities have a cost basis of $2,695 at December 31, 1998. The Company did not have any material marketable equity securities at December 31, 1997.

  Accounting for Transfers and Servicing Financial Assets

     The Company follows Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("FAS 125"). FAS 125 applies a control-oriented, financial-components approach to financial asset transfer transactions whereby the Company
(1) recognizes the financial and servicing assets it controls and the liabilities it has incurred, (2) derecognizes financial assets when control has been surrendered, and (3) derecognizes liabilities once they are extinguished. The Company, through its wholly owned subsidiary The Learning Company Funding, Inc. (a separate special purpose corporation), is party to a receivables purchase agreement whereby it can sell without recourse undivided interests in eligible pools of trade accounts receivable of up to $100,000 on a revolving basis during a five year period ending September 30, 2002, of which $75,000 and $65,000 was used at December 31, 1998 and 1997, respectively. In addition, during 1998, the Company entered into a European accounts receivable factoring facility, whereby it can sell up to $25,000 of European accounts receivable on a recourse basis to its banks, of which $25,000 was used as at January 2, 1999. The Company acts as servicing agent for the sold receivables in the collection and administration of the accounts. Continuation of both of these facilities after a change in control of the Company is subject to consent of the banks.

  Inventories

     Inventories are stated at the lower of weighted average cost or net realizable value and include third-party assembly costs, CD-ROM discs, manuals and an allocation of fixed overhead.


                                                December 31,
                                    ---------------------------------
                                          1998               1997
                                    --------------     --------------
              Components                   $ 5,622            $ 8,333
              Finished goods                54,290             31,049
                                           -------            -------
                                           $59,912            $39,382
                                           =======            =======

  Property and Equipment

     Property and equipment are stated at the lower of cost, net of accumulated depreciation or net realizable value. Depreciation is calculated using accelerated and straight-line methods over the following useful lives:

          Buildings                            30 years

          Computer equipment                   3-7 years

          Furniture and fixtures               3-7 years

          Leasehold improvements               Shorter of the life of the lease or
                                               the estimated useful life


     Betterments and major renewals are capitalized and included in property, plant, and equipment accounts while expenditures for maintenance and repairs and minor renewals are charged to expense. When assets are retired or otherwise disposed of, the assets and related allowances for depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in income.

   Goodwill and Intangible Assets

     The excess cost over the fair value of net assets acquired, referred to as goodwill, is amortized on a straight-line basis over 10 years. The cost of identified intangible assets is generally amortized on a straight-line basis over their estimated useful lives of 2 to 10 years. Deferred financing costs are being amortized on a straight-line basis over the term of the related debt financing.

     The carrying value of goodwill and intangible assets is reviewed on a quarterly and annual basis for the existence of facts or circumstances both internally and externally that may suggest impairment. To date no such impairment has occurred. The Company determines whether an impairment has occurred based on gross expected future cash flows and measures the amount of the impairment based on the related future estimated discounted cash flows. The cash flow estimates that are used to determine the amount of an impairment, if any, contain management's best estimates, using appropriate and customary assumptions and projections at the time. Goodwill and other intangible assets have been presented net of accumulated amortization of $1,009,045 at the end of fiscal 1998 and $920,871 at the end of fiscal 1997.


                                            Estimated
                                           useful life in               Net balance
              Description                     years                    at December 31,
              -----------                  --------------     -----------------------------------
                                                                  1998                   1997
                                                              ------------           ------------
     Goodwill                               3 to 10              $ 86,762              $  65,029
     Acquired technology and products       2 to 10                29,064                 16,771
     Brands and related content rights      3 to 10               106,113                 55,581
     Deferred financing costs                  5                      493                  3,828
     Other intangible assets                   3                    3,343                  4,639
                                                                 ---------             ---------
                                                                 $225,775              $ 145,848
                                                                 =========             =========

  Development and Software Costs

     Development and software costs are expensed as incurred. Costs for new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. Capitalized software development costs on a product-by-product basis are being amortized using the straight-line method over the remaining estimated economic life of the product, which is generally twelve months beginning when the product is launched, which approximates the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product. At December 31, 1998 and 1997, the Company had net capitalized software development costs of $24,280 and $13,665, respectively, which are included in other current assets. Amortization expense of software development costs was $20,208, $12,052 and $9,904 in each of the Years Ended December 31, 1998, 1997 and 1996, respectively.

  Income Taxes

     Deferred tax liabilities and assets are determined based on the differences between the financial statement basis and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. FAS 109 also requires a valuation allowance against net deferred tax assets if based upon the available evidence it is more likely than not that some or all of the deferred tax assets will not be realized.

  Foreign Currency

     The functional currency of each foreign subsidiary is the local currency. Accordingly, assets and liabilities of foreign subsidiaries are translated to U.S. dollars at period end exchange rates. Revenues and expenses are translated using the average rates during the period. The effects of foreign currency translation adjustments have been accumulated and are included as a separate component of stockholders' equity.

  Comprehensive Income (Loss)

     During 1998, the Company adopted SFAS No. 130., Reporting Comprehensive Income ("SFAS No. 130"). This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income consists of net income (loss), unrealized gains (losses) on securities available for resale and foreign currency translation adjustments and is presented as a component in the Consolidated Statement of Stockholders' Equity. The adoption of SFAS 130 had no impact on total shareholders' equity. Prior year financial statements have been reclassified to conform to the SFAS 130 requirements.

  Computation of Earnings Per Share

     The Company follows Statement of Accounting Standards No. 128 ("FAS 128"), which requires the presentation of Basic and Dilutive earnings per share. Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Dilutive net loss per share is computed using the weighted average number of common shares outstanding during the period, plus the dilutive effect of common stock equivalents. Common stock equivalent shares consist of convertible debentures, preferred stock, stock options and warrants. The dilutive computations do not include common stock equivalents for the years ended December 31, 1998, 1997 and 1996 as their inclusion would be antidilutive.

(2)   BUSINESS COMBINATIONS

  Mattel

     On December 13, 1998, the Company entered into a merger agreement with Mattel, Inc. ("Mattel") (the "Merger Agreement") pursuant to which each share of common stock of the Company will be exchanged for not less than 1.0 nor more than 1.2 shares of Mattel common stock, and the Company will be merged with and into Mattel. Subject to this minimum and maximum, the exact number of shares of Mattel common stock shares to be issued to stockholders of the Company will be determined by dividing $33.00 by an average of the closing prices of Mattel common stock on the New York Stock Exchange in accordance with procedures set forth in the Merger Agreement (the "Exchange Ratio"). Each share of Series A Preferred Stock will be converted into the right to receive a number of shares of Mattel common stock equal to the Exchange Ratio multiplied by twenty (the rate at which each share of Series A Preferred Stock is convertible into shares of common stock of the Company). Each exchangeable non-voting shares of the Company's subsidiary, SoftKey Software Products Inc., will become exchangeable for one share of Mattel common stock multiplied by the Exchange Ratio. The transaction is expected to be accounted for using the pooling-of-interests method of accounting. The closing of the transaction is subject to certain conditions, including regulatory and stockholder approvals of each company.

  Broderbund

     On August 31, 1998, the Company acquired all of the issued and outstanding common stock of Broderbund in exchange for 16,848,753 shares of common stock of the Company pursuant to an agreement and plan of merger dated June 21, 1998 whereby each share of common stock of Broderbund was exchanged into 0.80 shares of the

Company's common stock. This transaction was accounted for using the pooling-of-interests method of accounting. The balances as at December 31, 1997 and the results for the years ended December 31, 1997 and 1996 have been restated to include the balances and results of Broderbund. The balance sheet of the Company as at December 31, 1997 has been combined with the balance sheet of Broderbund as at November 30, 1997. Retained earnings have been charged with the net income for the omitted period of December 31, 1997 of $682. Revenues, operating expenses and operating income for the excluded month of December 1997 were $28,712, $27,974 and $738, respectively. The financial results for the Year Ended December 31, 1998 include the results of the previously separate businesses for the Six Months Ended June 30, 1998 prior to the consummation of the combination. Revenues and net loss from the previously separate operations of the Company and Broderbund were revenues of $242,853 and $108,466 and net loss of $154,159 and $24,636, respectively, in the Six Months Ended June 30, 1998, which are included in these financial statements. Results on a stand-alone basis for each Company were as follows:


          Year Ended                      The Learning                                                 Combined
       December 31, 1997                     Company           Broderbund           Adjustments        Restated
-------------------------------      ------------------------------------------------------------------------------------
Revenues                                   $ 392,438           $ 228,493              $    --        $ 620,931
Operating loss                              (393,055)            (23,659)               9,000         (407,714)
Net loss                                    (475,667)            (11,800)              (7,443)        (494,910)
Net loss per share                             (9.59)              (0.71)                  --            (7.48)



          Year Ended                      The Learning                                                Combined
       December 31, 1996                     Company           Broderbund          Adjustments        Restated
-------------------------------      -----------------------------------------------------------------------------------
Revenues                                   $ 343,321           $ 186,207              $    --        $ 529,528
Operating income (loss)                     (381,312)             59,877               (9,000)        (330,435)
Net income (loss)                           (405,451)             36,777               (7,786)        (376,460)
Net income (loss) per share                    (9.94)               2.22                   --            (6.56)


     In order to conform the application of generally accepted accounting principles between the two separate entities an adjustment to increase the valuation allowance for income tax assets of $16,443 and $1,214 was recorded in each of the Years Ended December 31, 1997 and 1996, respectively, and $14,808 was charged to opening retained earnings relating to years prior to 1996. The adjustments increase the valuation allowance for uncertainty of recoverability of income tax assets of Broderbund as it was determined that it was more likely than not that some or all of the assets would not be realized under the combined entity. There were no intercompany transactions between the two companies other than a termination fee of $18,000 paid by the Former Learning Company to Broderbund in December 1995 related to the proposed merger between the two companies that was terminated. This amount was recorded as other income by Broderbund and was included in the determination of the purchase price of the Former Learning Company by the Company. Accordingly, the termination fee has been eliminated from the Broderbund net income for the year ended August 31, 1996 and the purchase price of the Former Learning Company has been reduced, resulting in a reduction in amortization of goodwill of $9,000 in each of the Years Ended December 31, 1997 and 1996.

  Mindscape

      On March 5, 1998, the Company acquired control of Mindscape, Inc., a consumer software company, and certain affiliated companies ("Mindscape") for a total purchase price of $152,557 paid in cash of $122,557 and the remainder through the issuance of 1,366,743 shares of common stock. This transaction was accounted for using the purchase method of accounting.

  Sofsource

      On June 2, 1998, the Company acquired control of Sofsource, Inc. ("Sofsource") an educational software company, for a total purchase price of $45,000 which was settled through the issuance of 1,641,138 shares of common stock. This transaction was accounted for using the purchase method of accounting.

 Other 1998 Combinations

     On May 14, 1998, the Company acquired P.F. Magic, Inc. ("PF Magic"), a virtual life entertainment software company, in exchange for the issuance of 521,021 shares of common stock. On December 3, 1998, the Company acquired Palladium Interactive, Inc. ("Palladium"), a genealogy software company, in exchange for the issuance of 788,547 shares of common stock. Each of these transactions was accounted for using the pooling-of-interests method of accounting. The Consolidated Financial Statements for years prior to December 31, 1998 do not include the results and balances of these companies as they were deemed to be immaterial to the Consolidated Financial Statements for those periods.

  Creative Wonders

     On October 23, 1997, the Company acquired control of Creative Wonders, L.L.C. ("Creative Wonders"), an educational software company that publishes, among other titles, the Sesame Street line of products, for a purchase price of $37,799 including the value of employee stock options assumed and estimated transaction costs. The purchase price included cash payments of $33,883. This transaction was accounted for using the purchase method of accounting. Pro forma results for Creative Wonders were not material.

  Parsons Technology

     On August 6, 1997, the Company acquired control of Parsons Technology ("Parsons"). Parsons is a direct-to-consumer marketing organization which publishes a range of consumer software. This transaction was accounted for under the purchase method of accounting. The purchase price was approximately
$31,000 in cash, including transaction costs.   Pro forma results for Parsons
were not material.

  Living Books

     On January 1, 1997, the Company acquired the remaining 50% interest in the Living Books joint venture. This transaction was accounted for under the purchase method of accounting and was accomplished by a combination of cash and restricted stock, with an aggregate purchase price of approximately $18,370, including transaction costs. Pro forma results for Living Books were not material.

  Other 1997 Combinations

     On September 19, 1997, the Company acquired Learning Services Inc. ("Learning Services"), a national school software catalog for teachers, in exchange for the issuance of 709,976 shares of common stock. On September 29, 1997, the Company acquired Skills Bank Corporation ("Skills Bank"), a developer of educational and remedial software products for adult, adolescent and K to 12 students, in exchange for the issuance of 1,069,286 shares of common stock. On October 2, 1997, the Company acquired Microsystems Software, Inc. ("Microsystems"), a developer of Internet filtering software, in exchange for the issuance of 955,819 shares of common stock. On December 30, 1997, the Company acquired TEC Direct, Inc. ("TEC Direct"), an educational consumer software catalog, in exchange for the issuance of 429,733 shares of common stock. Each of these transactions was accounted for using the pooling-of-interests method of accounting. The Consolidated Financial Statements of the Company for the years prior to December 31, 1997 do not include the results of these companies as they were deemed to be immaterial to the Consolidated Financial Statements for those periods.

  T/Maker

     On August 6, 1996, the Company acquired T/Maker Company ("T/Maker"), a developer of clip art software. This transaction was accounted for using the purchase method of accounting. The purchase price was approximately $19,900 in cash, including transaction costs. Pro-forma results of T/Maker were not material.

  MECC

     On May 17, 1996, the Company acquired Minnesota Educational Computing Corporation (MECC) ("MECC"), a publisher and developer of high quality children's educational software sold to consumers and schools, in exchange for 9,214,007 shares of the Company's common stock. The total purchase price was $284,631, including estimated transaction costs, value of stock options assumed and deferred income taxes related to certain identifiable intangible assets acquired. Approximately 1,048,000 MECC employee stock options were converted into stock options to purchase approximately 1,198,000 shares of TLC common stock. This transaction was accounted for using the purchase method of accounting.

     The purchase price for the 1998 acquisitions was allocated based on fair values as follows:

                                                Mindscape                 Sofsource                  Total
                                          ------------------        ------------------       ------------------
Purchase price                                      $152,557                   $45,000                 $197,557
Plus fair value of net liabilities assumed             6,431                     6,685                   13,116
                                                    --------                  --------                 --------
                                                     158,988                    51,685                  210,673
Excess allocated to:
   Incomplete technology                              40,000                    14,924                   54,924
   Completed technology and products                  22,000                        --                   22,000
   Brands and trade names                             38,000                     3,322                   41,322
                                                    --------                  --------                 --------
                                                     100,000                    18,246                  118,246
                                                    --------                  --------                 --------
Goodwill                                            $ 58,988                  $ 33,439                 $ 92,427
                                                    ========                  ========                 ========

     The purchase price for the 1997 acquisitions was allocated based on fair values as follows:

                                                Creative                   Parsons               Living
                                                Wonders                  Technology              Books                    Total
                                           ------------------        ------------------       ------------------      -------------
Purchase price                                  $37,799                   $31,000                  $18,370                 $87,169
Less: fair value of net tangible assets
(liabilities)                                    (7,257)                   11,689                    4,267                   8,699
                                                -------                   -------                  -------                 -------
                                                 45,056                    19,311                   14,103                  78,470
Excess allocated to:
   Incomplete technology                          1,050                    10,000                    9,250                  20,300
   Customer list                                     --                     4,600                       --                   4,600
   Brands and related content rights             44,006                     4,711                       --                  48,717
                                                -------                   -------                  -------                 -------
                                                 45,056                    19,311                    9,250                  73,617
                                                -------                   -------                  -------                 -------
Goodwill                                        $    --                   $    --                  $ 4,853                 $ 4,853
                                                =======                   =======                  =======                 =======

The Staff has recently issued guidance related to the valuation of in-process technology as set forth in its letter dated September 9, 1998 from the Chief Accountant of the SEC to the American Institute of Certified Public Accountants. The Company has had discussions with the staff of the SEC (the "Staff") concerning the application of the methodology to the valuation of the incomplete technology and other intangible assets and has implemented the methodology. As a result of the application of the valuation methodology the purchase price was allocated to incomplete technology, brands and trade names and complete technology and products. The amounts allocated originally at the time of acquisition were adjusted to reflect the methodology, and the Company has filed with the SEC amendments to its Quarterly Reports on Form 10-Q for fiscal 1998 to reflect the restatement. Among the factors considered by the Company to determine the allocation of the purchase price were an estimation of the stage of completion of development of each product at the date of acquisition, an estimation of cash flows that would be achieved by any buyer resulting from the expected revenues generated from such projects, a discounting of the net cash flows from the products using an effective industry-based tax rate of 35% (net of any tax benefits from the acquired assets) and a risk adjusted discount rate (which ranged from 20% to 22%) and an estimation of market royalty rates to value the brands and trade names. The in-process development consisted of consumer software products in the games, productivity and education segments.
On average the in-process development projects were approximately 55% complete at the time of acquisition. The Company expects to complete the majority of the development projects by the end of fiscal 1999 and has spent approximately $18,000 to complete the development as of December 31, 1998 and expects that it
will spend a further $7,000 in fiscal 1999 to complete the development.   The
Company expects that it will begin to receive the benefits of these in-process development projects during 1998 and beyond. There were no anticipated material changes from historical pricing, margins or expense levels in the projects under development. In order to complete the development on schedule the Company must continue to retain key development personnel. In the event that these in-process development projects are not completed or replaced with similar projects the Company may experience lower future revenues, operating margins and cash flows.

The Company believes that the incomplete products under development had not reached technical feasibility at the date of the acquisition, have no alternative future use and additional development is required to ensure their commercial viability. In order to develop the acquired incomplete technology into commercially viable products the Company will be required to complete development of proprietary code, development of the artistic and graphic works and design of the remaining storyboards.

     The remaining identified intangibles, including the value of completed technology and products and brands and trade names, will be amortized on a straight-line basis over their estimated useful lives of two and ten years, respectively. Goodwill resulting from the acquisition is being amortized using the straight-line method over ten years.

     Unaudited pro forma results of operations for the transactions accounted for using the purchase method of accounting as though the acquisitions had occurred at the beginning of the Years Ended December 31, 1998 and 1997 are below. The pro forma adjustments detailed below include the effect of amortization of intangible assets and goodwill related to the acquisitions over their estimated useful lives.

                                                     Sofsource                 Mindscape
  Year Ended                  The Learning       Including Proforma        Including Proforma        Proforma
December 31, 1998               Company             Adjustments               Adjustments            Combined
-------------------         --------------       -----------------         ----------------        ------------
Revenues                      $ 839,315               $  8,564                  $   9,090            $  856,969
Operating loss                  (75,050)                (1,517)                   (46,824)             (123,391)
Net loss                       (105,352)                (1,517)                   (47,884)             (154,753)
Net loss per share            $   (1.28)                                                             $   (1.77)


                                                     Sofsource                 Mindscape
  Year Ended                 The Learning       Including Proforma         Including Proforma        Proforma
December 31, 1997               Company             Adjustments               Adjustments            Combined
-------------------         --------------       -----------------         ----------------        ------------
Revenues                      $ 620,931               $ 21,478                  $ 138,522            $  780,931
Operating loss                 (407,714)                  (417)                   (26,978)             (435,109)
Net loss                       (494,910)                  (417)                   (27,509)             (522,836)
Net loss per share            $   (7.48)                                                             $   (6.80)

(3)      FIXED ASSETS AND OTHER

                                                                        December 31,
                                                        ----------------------------------------
                                                             1998                     1997
                                                        ----------------        ----------------

Buildings, land and leasehold improvements                      $ 15,757                $ 17,288
Computer equipment                                                47,700                  47,356
Furniture and fixtures                                             9,503                  15,432
                                                        ----------------        ----------------
                                                                  72,960                  80,076
Less:  accumulated depreciation
       and amortization                                          (46,296)                (41,044)
                                                        ----------------        ----------------
                                                                  26,664                  39,032
Other                                                             28,176                  12,766
                                                        ----------------        ----------------
                                                                $ 54,840                $ 51,798
                                                        ================        ================


     Depreciation expense was $10,019, $9,066 and $9,295 in each of the Years Ended December 31, 1998, 1997 and 1996, respectively.


(4) LINE OF CREDIT

     TLC Multimedia Inc., a wholly-owned subsidiary of the Company, has a revolving line of credit (the "Line") to provide for a maximum availability of $147,500, of which $40,000 was utilized at December 31, 1998 and was subsequently repaid. Borrowings under the Line become due on July 1, 2000 and bear interest at LIBOR plus .75% (6.4% at December 31, 1998). The Line is subject to certain financial covenants, is secured by a general security interest in the assets of The Learning Company, Inc. and certain other subsidiaries of the Company and by a pledge of the stock of certain of its subsidiaries. The Line is guaranteed by the Company. Continuation of the revolving line of credit after a change in control of the Company is subject to receiving the consent of the banks. The proposed merger with Mattel will constitute such a change of control and may cause the revolving line of credit to become due.


(5)     LONG-TERM DEBT

                                                                 December 31,
                                              -----------------------------------------------
                                                       1998                        1997
                                              -------------------         -------------------
Senior Convertible Notes                              $200,955                    $303,650
Obligations under capital leases                           437                       1,423
                                              -------------------         -------------------
                                                       201,392                     305,073
Less: current portion                                  (10,148)                    (10,717)
                                              -------------------         -------------------
                                                      $191,244                    $294,356
                                              ===================         ===================

     At December 31, 1998, the Company had outstanding $200,955 principal amount 5 1/2% Senior Convertible Notes due 2000 (the "Notes"), which are unsecured.
The Notes are redeemable by the Company on or after November 2, 1998 at redemption prices of 102.2% on November 2, 1998, 101.1% on November 1, 1999 and 100% on or after November 1, 2000 and are convertible into common stock at a price of $53 per share. Interest is payable on the Notes semi-annually on May 1 and November 1 each year. Current portion of long-term debt includes $10,000 of the Notes as the Company intends to repurchase the amount before December 31, 1999. On June 8, 1998, the Company repurchased $96,695 of the Notes in exchange for issuance of 3,434,995 shares of the Company's common stock.

(6) RELATED PARTY TRANSACTIONS

     On December 28, 1995, Tribune Company made an investment in the Company in the form of $150,000 principal amount 5 1/2% Senior Convertible/Exchangeable Notes due 2000 (the "Private Notes"). The Private Notes were sold by Tribune Company during 1997 in a private transaction to an investor group prior to issuance by the Company of 750,000 shares of Series A Convertible Participating Preferred Stock (the "Series A Preferred Stock") and were surrendered by the investor group for the shares of the Series A Preferred Stock. In connection with the issuance of the Series A Preferred Stock, the Company paid a transaction fee to the investor group totaling $1,845, of which $1,125 was paid to one of the investors where a former director of the Company is an officer. The loss resulting from the exchange of the Private Notes for the Series A Preferred Stock, net of tax benefit, was immaterial.

(7)  COMMITMENTS AND CONTINGENCIES

  Lease Obligations

     The Company leases office facilities and equipment under operating and capital leases. Rental expense for operating leases was approximately $8,196, $10,027 and $6,862 and for the Years Ended December 31, 1998, 1997 and 1996, respectively. Future annual payments under operating leases are as follows:

                                               Operating
                                                leases
                                            -------------

                      1999                        $13,572
                      2000                         11,643
                      2001                          9,795
                      2002                          5,060
                      2003                          2,711
                      Thereafter                    9,330
                                            -------------
                                                  $52,111
                                            =============

(8)  COMMON  AND  PREFERRED STOCK

     Common Stock

     The Company has reserved 40,774,602 shares of its common stock for issuance related to the Exchangeable Shares (described below), employee stock options, the Mattel option and warrants at year end. The Exchangeable Shares are represented by the one share of Special Voting Stock. In addition, the Company has reserved a total of 18,791,604 shares of its common stock for issuance related to the Notes and the Preferred Stock at year end.

     Exchangeable Shares

     At year end there were 5,154,831 Exchangeable Non-Voting Shares ("Exchangeable Shares") of SoftKey Software Products, Inc. ("SoftKey Software"), a Canadian publicly traded Company, outstanding and not held by the Company and its subsidiaries. The Company also has outstanding a special voting share (the "Voting Share") which has a number of votes equal to the number of Exchangeable Shares outstanding. The holder of the Voting Share is not entitled to dividends and shall vote with the common stockholders as a single class. The Exchangeable Shares may be exchanged for the Company's common stock on a one-for-one basis until February 4, 2005, at which time any outstanding Exchangeable Shares automatically convert to shares of the Company's common stock.

     On November 6, 1997, SoftKey Software issued in a private placement in Canada 4,072,000 special warrants for net proceeds of $57,462, each of which was exercisable without additional payment for one Exchangeable Share. On February 23, 1998, each special warrant was exchanged in accordance with their provisions into one Exchangeable Share without additional payment. On March 12, 1998, SoftKey Software issued in a private placement in Canada a further 8,687,500 special warrants for net proceeds of approximately $134,000. On July 9, 1998, each special warrant was exchanged in accordance with their provisions into one Exchangeable Share without additional payment.

     Preferred Stock

     On December 4, 1997, the Company issued an aggregate of 750,000 shares of Series A Preferred Stock to an investor group in exchange for the Private Notes. Each share of the Series A Preferred Stock has an initial liquidation preference of $200 and is initially convertible into 20 shares of common stock, or 15,000,000 shares of common stock in the aggregate on an as-converted basis, subject to adjustment for certain minimum returns on investment. The Series A Preferred Stock is non-redeemable, bears no dividend, is subject to restrictions on resale for a period of at least eighteen months and is manditorily convertible into common stock upon satisfaction of certain conditions. Under the terms of the Series A Preferred Stock the resale restrictions expire on a change of control of the Company.

     The Company estimated the extraordinary loss for financial reporting purposes to be approximately $61,000 as at the date the Company entered into and announced the agreement on August 25, 1997. The Company also estimated that the resulting benefit for income tax purposes was approximately $61,000 as at the date of issuance of the Series A Preferred Stock on December 5, 1997. As a result, the extraordinary loss, net of tax, was determined to be immaterial.

(9)   STOCK OPTIONS AND WARRANTS

  Stock Option Plans

     1990 Long-Term Equity Incentive Plan

     The Company has a Long-Term Equity Incentive Plan (the "LTIP"). The LTIP allows for incentive stock options, non-qualified stock options, restricted stock awards and various other stock awards. Administration of the LTIP is conducted by a special subcommittee of the Company's Compensation Committee of the Board of Directors. The Compensation Committee determines the amount and type of option or award and terms and conditions and vesting schedules (generally 3 years) of the award or option. The maximum term of an option is 10 years. Upon a change of control, as defined, all stock options then outstanding become fully vested, subject to certain limitations. Upon the consummation of the proposed merger with Mattel, stock options under the LTIP will become fully vested under the terms of the LTIP.

     On August 31, 1998, the stockholders of the Company approved an amendment to increase the maximum number of shares of common stock issuable under the LTIP to 14,000,000 from 9,000,000. The total number of shares of common stock reserved for issuance under the LTIP at year end was 10,145,073 shares, 3,116,683 of which remained available for grant.

     1996 Non-Qualified Stock Option Plan

     On February 5, 1996, the Board of Directors approved a non-qualified stock option plan (the "1996 Plan"). The 1996 Plan allows for non-qualified stock options and various other stock awards. Administration of the 1996 Plan is conducted by the Company's Compensation Committee of the Board of Directors.
The administrator determines the amount and type of option or award and terms and conditions and vesting schedules (generally 3 years) of the award or option. The maximum term of an option is 10 years. Upon a change of control, as defined, awards and options under the 1996 Plan then outstanding become fully vested, subject to certain limitations. Upon the consummation of the proposed merger with Mattel, the awards and options under the 1996 Plan will become fully vested under the terms of the 1996 Plan. The maximum number of shares issuable under the 1996 Plan is 7,000,000. The total number of shares of common stock reserved under the 1996 Plan at year end was 5,378,702 shares, 744,974 of which remained available for grant.

     1994 Non-Employee Director Stock Option Plan

     On April 26, 1994, the Board of Directors approved a non-employee director stock option plan (the "1994 Non-Employee Director Plan"). The 1994 Non-Employee Director Plan provides for an initial grant of 20,000 options at fair market value to be issued to each non-employee director who first became a director of the Company after February 1, 1994 ("Initial Grants"). During the Year Ended December 31, 1996, a further 26,667 options were granted to each of
the non-employee directors.   The maximum number of common shares issuable under
the 1994 Non-Employee Director Plan is 500,000, all of which were granted at year end. Options granted to non-employee directors as Initial Grants were 100% exercisable at the time of grant and options issued as subsequent grants become exercisable over a three-year period. All such options are exercisable for a period of 10 years from date of grant.

     1996 Non-Employee Director Stock Option Plan

     On July 31, 1996, Board of Directors approved the Company's 1996 Non-Employee Director Option Plan (the "1996 Non-Employee Director Plan"), which was approved by stockholders on December 4, 1997. Under the 1996 Non-Employee Director Plan, certain directors who are not officers or employees of the Company or any affiliate of the Company (the "Non-Employee Directors") are eligible to receive stock options. The 1996 Non-Employee Director Plan provides that each Non-Employee Director who became a director after May 16, 1996, but prior to August 16, 1996 ( the "Effective Date") was entitled to receive a non-statutory stock option (the "Initial Option") to purchase 50,000 shares of common stock on the Effective Date. The 1996 Non-Employee Director Plan further provides that each Non-Employee Director who becomes a director after the Effective Date is entitled to receive the Initial Option to purchase 50,000 shares of common stock on the date that he or she first becomes a member of the Board of Directors. In addition, the 1996 Non-Employee Director Plan provides that each Non-Employee Director is entitled to receive a non-statutory option to purchase 25,000 shares of common stock upon initial appointment to a committee of the Board of Directors (the "Committee Option"). The Board of Directors may also grant additional non-statutory options (the "Discretionary Options") to Non-Employee Directors in its or the Committee's sole discretion. Initial Options, Committee Options and Discretionary Options are exercisable in eight quarterly installments, with the first of such installments becoming exercisable three months after the date of grant (provided that, for each such installment, the optionee continues to serve as a director). The total number of shares of common stock reserved for issuance under the 1996 Non-Employee Director Plan as of year end was 396,757, of which 62,500 remain available for grant.

     Broderbund Stock Option Plan

     Under the Broderbund Stock Option Plans (the "Broderbund Plans"), incentive and non-qualified stock options may be granted to employees to purchase a maximum of 5,000,000 shares of common stock. All options are granted at an amount equal to or greater than the fair market value of the common stock at the date of grant. Options vest in annual 20% increments from the date of grant, according to the vesting schedule at the date of grant. The options generally expire ten years from the date of grant. In connection with the Company's acquisition of

Broderbund, each option to purchase Broderbund common stock was converted into an option to purchase 0.80 of a share of common stock of the Company. None of the other terms of the Broderbund options was changed as a result of the merger. The total number of shares of common stock reserved for issuance under the Broderbund Plan as of year end was 1,694,083. The stock options under the Broderbund Plans do not vest on a change of control.

     The following table summarizes the stock option activity under the LTIP, the 1996 Plan, the Broderbund Plans, the 1996 Non-Employee Director Plan and the 1994 Non-Employee Director Plan:

                                December 31, 1998                              December 31, 1997
                   ----------------------------------------      ------------------------------------------
                                                 Weighted                                       Weighted
                                                 Average                                        Average
                                                 Exercise                                       Exercise
                           Shares                 Price                  Shares                  Price
                    ------------------       ---------------      -------------------       ----------------

Beginning                  13,663,455                $17.32               12,245,151                 $22.35
Assumed in
 acquisitions                      --                    --                  716,856                   4.78
Granted                     7,482,177                 18.35                8,079,373                  13.34
Exercised                  (3,883,306)                10.52               (1,240,850)                  8.91
Canceled                   (2,573,864)                26.04               (6,137,075)                 19.34
                    ------------------       ---------------      -------------------       ----------------
Ending                     14,688,462                $17.16               13,663,455                 $17.32
                   ==================       ===============      ===================       ================


                                   December 31, 1996
                     -----------------------------------------
                                                    Weighted
                                                    Average
                                                    Exercise
                              Shares                 Price
                      --------------------       --------------

Beginning                       8,228,569               $17.87
Assumed in
 acquisitions                   1,197,852                 8.39
Granted                         8,035,703                22.93
Exercised                      (3,319,276)                8.09
Canceled                       (1,897,697)               21.58
                      --------------------       --------------
Ending                         12,245,151               $22.35
                     ====================       ==============

     The following table summarizes information about stock options outstanding at year end:

                                                Options Outstanding                                Options Exercisable
                                ----------------------------------------------------      -------------------------------------

                                                      Weighted
                                                       Average            Weighted                                Weighted
                                    Number            Remaining           Average              Number             Average
                                Outstanding at       Contractual          Exercise          Exercisable           Exercise
Range of Exercise Prices           12/31/98             Life               Price            at 12/31/98            Price
---------------------------     --------------     --------------      -------------      --------------      -------------

  $ 0.0005   -     $ 9.2500          1,901,165               8.19           $ 4.8036             606,600          $ 5.9729
    9.7500   -      15.5000          3,450,356               7.74            12.4292           2,159,143           11.2087
   15.5625   -      28.7500          8,042,673               7.94            18.9471           2,004,694           22.0569
   28.8750   -      41.4063          1,264,268               7.95            35.4530             712,873           35.8214
   95.9063   -      95.9063             30,000               1.83            95.9063              18,002           95.9063
----------     ------------     --------------     --------------      -------------      --------------      ------------
  $ 0.0005   -     $95.9063         14,688,462               7.92           $17.1633           5,501,312          $18.0510
==========     ============     ==============     ==============      =============      ==============      ============

     Options to purchase 5,501,312, 5,961,767 and 4,631,729 shares of common stock were exercisable at December 31, 1998, 1997 and 1996, respectively.

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", in accounting for its plans. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Accordingly, no compensation expense has been recognized for the stock option plans as calculated under SFAS 123. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date for awards in 1998, 1997 and 1996 consistent with the provisions of SFAS 123, the Company's net loss and basic and diluted net loss per share would have been increased to the pro forma amounts indicated below:

                                                           1998                       1997                        1996
                                                     ------------------       --------------------       ----------------------

Net loss - as reported                                    $(105,352)                 $(494,910)                   $(376,460)
Net loss - pro forma                                       (158,473)                  (533,378)                    (405,045)
Net loss per share basic and diluted - as  reported           (1.28)                     (7.48)                       (6.56)
Net loss per share basic and diluted - pro forma              (1.93)                     (8.06)                       (7.06)

     The above compensation cost does not include the fair value of the stock options assumed in connection with the acquisitions accounted for under the purchase method of accounting, as the fair value of such options have been included in the purchase price of the acquired companies.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998, 1997 and 1996:

                                               1998                     1997                      1996
                                        ------------------       -------------------       -------------------

Dividend yield                                    --                       --                        --
Expected volatility                            .6800                     .7500                     .7857
Risk free interest rate                       5.13%                     6.00%                     5.47%
Expected lives                                  6 yrs                     4 yrs                     4 yrs
Weighted average grant-date
  fair value of options granted           $  12.17                  $  10.57                  $  10.79

     The effects of applying SFAS 123 in this disclosure are not indicative of future amounts. Additional grants in future years are anticipated.

     On March 13, 1997, in order to continue to provide a competitive employment environment for staff retention and hiring, the Company instituted an Option Exchange Program under which certain employees (other than employees who are directors) with options exercisable at $10.40 per share or higher were given the opportunity to exchange such options for options with an exercise price of $10.40 per share. A total of 3,627,020 employee stock options were exchanged and are included in the cancelled and re-granted employee stock options in the above table for 1997.

     During 1998 the Company issued 700,000 shares of restricted stock to certain senior executives at $.01 per share. The Company is recording the charge to operations of $12,900 over the vesting period of ten years on a straight line basis. These restricted shares fully vest on a change of control.

  Mattel Option

          In connection with the Merger Agreement, Mattel and the Company entered into a stock option agreement, dated as of December 13, 1998 under which the Company granted Mattel an irrevocable option to purchase up to 15,673,160 shares of the Company's common stock at a per share exercise price equal to the lesser of (1) $28.3125 and (2) the product of (A) the closing price of Mattel common stock on the New York Stock Exchange Composite Transaction Tape on the trading day prior to the day Mattel gives notice of its intent to exercise the option multiplied by (B) the Exchange Ratio on such day. The Mattel stock option is exercisable only on termination of the merger under certain conditions.

          The stock option agreement is intended to increase the likelihood that the merger will be consummated in accordance with the terms of the Merger Agreement and is exercisable upon termination of the Merger Agreement under certain circumstances as defined in the Merger Agreement. The stock option agreement as defined in the Merger Agreement may have the effect of making an acquisition or other business combination of the Company with a third party more costly because of the increase in the number of shares outstanding of the Company common stock that would result upon exercise of the stock option.

  1997 Employee Stock Purchase Plan

          On December 4, 1997, the Company's stockholders approved the 1997 Employee Stock Purchase Plan, which provides for six offerings, one beginning every six months commencing December 1, 1997 until and including November 30, 2000, that provides certain eligible employees with the opportunity to purchase shares of the Company's common stock at a price of 85% of the price listed on the New York Stock Exchange at various specified purchase dates. A maximum of 1,000,000 shares of common stock has been authorized for issuance under the 1997 Employee Stock Purchase Plan. During 1998, 47,116 shares of common stock were issued under the 1997 Employee Stock Purchase Plan.

  Warrants

          On November 6, 1997, the Company's Canadian subsidiary, SoftKey Software, issued in a private placement in Canada 4,072,000 special warrants for net proceeds of approximately $57,462. Each special warrant issued on November 6, 1997 was exchanged in accordance with its provisions into one Exchangeable Share on February 23, 1998. On March 12, 1998, SoftKey Software issued in a private placement in Canada a further 8,687,500 special warrants for net proceeds of approximately $134,000. On July 9, 1998, each special warrant issued on March 12, 1998 was exchanged in accordance with its provisions into one Exchangeable Share without additional payment.

(10) AMORTIZATION, MERGER AND OTHER CHARGES

          During the Year Ended December 31, 1998, the Company completed the acquisitions of Mindscape and Sofsource using the purchase method of accounting and Broderbund, PF Magic and Palladium using the pooling-of-interests method of accounting. During the Year Ended December 31, 1997, the Company completed the acquisitions of Creative Wonders, Parsons Technology, and Living Books using the purchase method of accounting and the acquisitions of Learning Services, Skills Bank, TEC Direct and Microsystems using the pooling-of-interests method of accounting. During the year ended December 31, 1996 the Company completed the acquisitions of T/Maker, MECC and Edusoft S.A. using the purchase method. Amortization, merger and other charges were expensed as incurred. Amortization, merger and other related charges are as follows:

                                                                                    Years Ended December 31,
                                                            ------------------------------------------------------------------
                                                                   1998                     1997                    1996
                                                            ---------------          ----------------          ---------------

Amortization of goodwill and other intangible assets             $ 88,174                  $455,020                 $434,520
Exit and restructuring costs                                       96,995                    54,572                    4,260
Charge for incomplete technology                                   56,826                    20,300                   56,688
Provision for earn-outs                                             4,907                     5,497                    2,917
Professional fees and other costs                                  11,412                     8,537                    5,135
                                                            ---------------          ----------------          ---------------
                                                                 $258,314                  $543,926                 $503,520
                                                            ===============          ================          ===============

          Exit and restructuring costs in connection with the Company's acquisitions for the Year ended December 31, 1998 related to charges for employee severance of $30,139, facility closure costs of $19,527, discontinued products of $27,024, termination of certain distributor relationships of $16,460 and other charges related to the Company's acquisition strategy and integration of the acquired companies of $3,845. Exit and restructuring costs for the Year Ended December 31, 1997 related to charges during the year for employee severance of $12,130, discontinued products of $23,257, termination of certain supplier relations of $10,229 and other charges related to the Company's acquisition strategy and integration of the acquired companies of $8,956. A total of 664 employees were terminated during the Year Ended December 31, 1998 in the areas of development, marketing, operations, sales and administration. A total of 109 employees were terminated during the Year Ended December 31, 1997 in the areas of development, marketing, operations, sales and administration as part of the integration process. Employee severance costs in the Year Ended December 31, 1996 related to termination of employees of the Company in connection with the acquisitions of The Former Learning Company and MECC and the related changes in strategy. A total of 108 employees were terminated during the Year Ended December 31, 1996 in the areas of operations, marketing, sales, technical support and product development.

     The charge for incomplete technology in the Year Ended December 31, 1998 related to products being developed primarily by Mindscape and Sofsource, in the Year Ended December 31, 1997 related to products being developed by Creative Wonders, Parsons Technology, and Living Books and in the Year Ended December 31, 1996 related to products being developed by MECC. In each case, the Company believes the products under development had not reached technological feasibility at the date of acquisition, had no alternative future use and additional development would be required to complete the software technology.

     The provision for earn-outs related to the amounts earned by the former owners of certain acquisitions based upon the achievement of certain revenue and operating goals achieved. These amounts are expected to be paid either in common stock of the Company or cash, at the Company's option, prior to December 31, 1999.

     Professional fees and other transaction related costs in the Year Ended December 31, 1998 relate to the investment banking, legal and accounting costs incurred to such date for the acquisitions of Broderbund, Palladium and PF Magic. Professional fees and other costs in the Year Ended December 31, 1997 related to investment banking, legal, accounting fees and other transaction related costs incurred in connection with the acquisitions of Skills Bank, Learning Services, TEC Direct and Microsystems. Professional fees and other transaction related costs in the Year Ended December 31, 1996 relate to additional legal and accounting costs incurred in connection with the acquisition of MECC.

     Accrued merger related costs at December 31, 1998 were $30,548. The Company expects to pay $25,248 prior to December 31, 1999 and the remainder thereafter.

(11) INCOME TAXES

     The Company's net loss for the years ended December 31, 1998, 1997 and 1996 includes amortization, merger and other charges of $258,314, $543,926 and $503,520, respectively, certain of which are not deductible for income tax purposes. The Company's income (loss) before income taxes consisted of the following:

                                                                   Years Ended December 31,
                                         ------------------------------------------------------------------------
                                                  1998                       1997                      1996
                                         -------------------        -------------------       -------------------
United States                                  $(83,650)                 $(444,061)                $(364,902)
Foreign                                           9,805                     20,195                    17,044
                                         -------------------        -------------------       -------------------
                                               $(73,845)                 $(423,866)                $(347,858)
                                         ===================        ===================       ===================

The provision for income taxes consists of the following:

                                                                   Years Ended December 31,
                                         ------------------------------------------------------------------
                                                1998                     1997                   1996
                                         ----------------        ------------------       -----------------
Current income taxes:
     Federal                                     $20,160                    $46,860                $ 39,169
     State                                         1,000                      9,051                   9,870
     Foreign                                      11,500                      2,233                   4,542
                                         ---------------         ------------------       -----------------
                                                  32,660                     58,144                  53,581
                                         ---------------         -------------------       -----------------
Deferred income taxes (benefit):
     Federal                                      (1,009)                    14,281                 (24,769)
     State                                          (144)                    (1,381)                   (210)
                                         ---------------         ------------------       -----------------
                                                  (1,153)                    12,900                 (24,979)
                                         ---------------         ------------------       -----------------
                                                 $31,507                    $71,044                $ 28,602
                                         ===============         ==================       =================

     The significant components of deferred income tax expense are primarily from changes in deferred tax liabilities related to the acquired technology, depreciation, certain allowances and reserves not currently deductible, and changes in the deferred tax asset valuation reserve.

     The Company's actual income tax as compared to the income tax computed at the statutory tax rate is as follows:

                                                                                      Years Ended December 31,
                                                                 --------------------------------------------------------------
                                                                         1998                   1997                   1996
                                                                 ----------------       ----------------       ----------------

Tax benefit at statutory federal income tax rate (35%)                   $(25,845)             $(148,353)             $(121,750)
State income tax, net of federal benefit                                    4,159                  4,869                 10,104
Net foreign earnings taxed at rates different than federal tax              2,080                  1,700                  2,319
 rate
Effect of repatriation of foreign earnings                                  8,000                     --                     --
Non-deductible amortization, merger and other charges                      65,493                119,213                181,418
Effect of change in valuation allowance                                   (31,100)                77,677                 (1,213)
Utilization of prior year tax benefits                                         --                     --                (41,448)
Other                                                                       8,720                 15,938                   (828)
                                                                 ----------------       ----------------       ----------------
                                                                         $ 31,507              $  71,044              $  28,602
                                                                 ================       ================       ================




     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

                                                           Years Ended December 31,
                                              ----------------------------------------------
                                                       1998                       1997
                                              -------------------       --------------------
Deferred tax assets:
          Net operating losses and credits              $ 158,360                  $ 112,196
          Purchased technology                              6,170                     10,991
          Other reserves and accruals                      53,277                     54,527
                                              -------------------       --------------------
                                                          217,807                    177,714
Less:  valuation allowance                               (181,019)                  (161,307)
                                              -------------------       --------------------
                                                           36,788                     16,407
                                              -------------------       --------------------
Tax liabilities:
          Deferred intangible assets                      (20,329)                   (10,552)
          Other deferred taxes                            (16,459)                    (7,007)
                                              -------------------       --------------------
                                                          (36,788)                   (17,559)
                                              -------------------       --------------------
Net deferred tax liability                                     --                     (1,152)
Accrued tax liabilities                                   (93,805)                   (74,015)
                                              -------------------       --------------------
                                                        $ (93,805)                 $ (75,167)
                                              ===================       ====================


     The valuation allowance relates to uncertainties surrounding the recoverability of deferred tax assets. In assessing the realizability of deferred assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which benefits from net operating loss carryforwards are available and temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future and historical taxable income, and other matters in making this assessment. As a result of its evaluation of these factors at December 31, 1998, the Company recorded a valuation reserve for deferred tax assets of $181,019 (including $46,900 for items related to additional paid-in-capital and $42,000 for items related to goodwill in the Year Ended December 31, 1998). At December 31, 1998, the Company had worldwide net operating loss carryforwards and other tax benefits of approximately $395,000 for income tax purposes, expiring from the year 2000 through 2012. The utilization of tax loss carryforwards is subject to limitations under Section 382 of the U.S. Internal Revenue Code, the U.S. consolidated tax return provisions and foreign country tax regulations. Accrued income tax liabilities relates to identified federal, state and foreign accrued income tax liabilities that are not currently due.

(12) SEGMENT INFORMATION

     In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." The Company conducts business in one operating segment - consumer software for use with microcomputers. The following table presents geographic information concerning the Company's United States and International (including Canada) operations during the Years Ended December 31, 1998, 1997 and 1996.

                                    United
                                    States                International                  Eliminations               Consolidated
                             ----------------         ------------------        --------------------------      -----------------
DECEMBER 31, 1998

Revenues:
     Customers                      $ 745,503                   $ 93,812                          $     --              $ 839,315
     Inter-company                        167                     18,359                           (18,526)                    --
                             ----------------         ------------------        --------------------------      -----------------
                Total               $ 745,670                   $112,171                          $(18,526)             $ 839,315
                             ================         ==================        ==========================      =================

Loss from operations                $ (86,922)                  $ 11,872                          $     --              $ (75,050)
                             ================         ==================        ==========================      =================

Identifiable assets                 $ 521,271                   $299,530                          $     --              $ 820,801
                             ================         ==================        ==========================      =================

DECEMBER 31, 1997

Revenues:
     Customers                      $ 506,623                   $114,308                          $     --              $ 620,931
     Inter-company                      5,360                     11,325                           (16,685)                    --
                             ----------------         ------------------        --------------------------      -----------------
                Total               $ 511,983                   $125,633                          $(16,685)             $ 620,931
                             ================         ==================        ==========================      =================

Loss from operations                $(438,590)                  $ 30,876                          $     --              $(407,714)
                             ================         ==================        ==========================      =================

Identifiable assets                 $ 441,343                   $182,431                          $     --              $ 623,774
                             ================         ==================        ==========================      =================

DECEMBER 31, 1996

Revenues:
     Customers                      $ 428,242                   $101,286                         $    --               $ 529,528
     Inter-company                      2,438                      4,643                          (7,081)                     --
                             ----------------         ------------------        --------------------------       ---------------
                Total               $ 430,680                   $105,929                         $(7,081)              $ 529,528
                             ================         ==================        ========================         ===============

Loss from operations                $(347,410)                  $ 16,975                         $    --               $(330,435)
                             ================         ==================        ========================         ===============

Identifiable assets                 $ 879,610                   $ 90,283                         $    --               $ 969,893
                             ================         ==================        ========================         ===============

     The Company conducts a portion of its operations outside the United States. At December 31, 1998, $15,108 of cash and cash equivalents were subject to foreign currency fluctuations. Sales and transfers between geographic areas are generally priced at market less an allowance for marketing costs. No single customer or product accounted for greater than 10% of revenues for any of the periods presented.

(13) QUARTERLY RESULTS OF OPERATION

    The following table sets forth unaudited statement of operations data for each quarterly period of the Company's last two fiscal years. The unaudited quarterly financial information has been prepared on the same basis as the annual information presented elsewhere in this Annual Report on Form 10-K and in management's opinion, reflects all adjustments (consisting of normal recurring entries) necessary for a fair presentation of the information provided. The operating results for any quarter are not necessarily indicative of results for any future period. The quarterly financial information has been restated to reflect the amendment to the allocation of the purchase price for Mindscape as discussed in Note 2 to these Consolidated Financial Statements.

                                                                                          Quarters Ended
                                                                        (In thousands, except share and per share amounts)
                                                ----------------------------------------------------------------------------------
                                                  March 31,                June 30,             September 30,        December 31,
                                                    1997                     1997                   1997                 1997
                                                ----------------       ---------------       -----------------       ------------
Revenues                                             $   131,196           $   128,599             $  141,737        $    219,399

Operating Expenses:
   Costs of production                                    39,278                38,687                  40,326             70,928
   Sales and marketing                                    32,079                32,981                  38,746             52,991
   General and administrative                             12,187                11,592                  10,755             14,182
   Development and software costs                         20,278                20,672                  25,041             23,996
   Amortization, merger and other costs                  133,013               121,645                 148,400            140,868
                                                ----------------       ---------------       -----------------       ------------
                                                         236,835               225,577                 263,268            302,965
                                                ----------------       ---------------       -----------------       ------------
Operating loss                                          (105,639)              (96,978)               (121,531)           (83,566)
Interest expense and other, net                           (3,997)               (3,560)                 (4,798)            (3,797)
                                                ----------------       ---------------       -----------------       ------------
Loss before taxes                                       (109,636)             (100,538)               (126,329)           (87,363)
Provision for income taxes                                 7,527                (2,918)                (13,167)            79,602
                                                ----------------       ---------------       -----------------       ------------
Net loss                                             $  (117,163)          $   (97,620)            $  (113,162)      $   (166,965)
                                                ================       ===============       =================       ============

Net loss per share - basic and diluted               $     (1.80)          $     (1.49)            $     (1.72)      $      (2.50)

Weighted average number of shares                     65,222,000            65,568,000              65,895,000         66,773,000
outstanding  -  basic and diluted
                                                                                         Quarters Ended
                                                                        (In thousands except share and per share amounts)
                                                ----------------------------------------------------------------------------------
                                                  March 31,                June 30,            September 30,         December 31,
                                                    1998                     1998                   1998                 1998
                                                ----------------       ---------------       -----------------       ------------
                                                  (as restated)         (as restated)         (as restated)
Revenues                                             $   179,336           $   171,983             $   212,723       $    275,273

Operating Expenses:
   Costs of production                                    59,402                62,626                  63,011             83,759
   Sales and marketing                                    47,938                60,756                  54,529             66,390
   General and administrative                             12,600                16,936                  14,132             17,153
   Development and software costs                         22,821                25,041                  24,947             24,010
   Amortization, merger and other costs                   97,117                63,201                  67,186             30,810
                                                ----------------       ---------------       -----------------       ------------
                                                         239,878               228,560                 223,805            222,122
                                                ----------------       ---------------       -----------------       ------------
Operating income (loss)                                  (60,542)              (56,577)                (11,082)            53,151
Interest expense and other, net                           (4,370)                1,579                  (1,215)             5,211
                                                ----------------       ---------------       -----------------       ------------
Income (loss) before taxes                               (64,912)              (54,998)                (12,297)            58,362
Provision for income taxes                                    --                    --                  12,442             19,065
                                                ----------------       ---------------       -----------------       ------------
Net income (loss)                                    $   (64,912)          $   (54,998)            $   (24,739)      $     39,297
                                                ================       ===============       =================       ============

Net income (loss) per share - basic                  $     (0.93)          $     (0.72)            $     (0.28)      $       0.43
Net income (loss) per share - diluted                $     (0.93)          $     (0.72)            $     (0.28)      $       0.35

Weighted average number of shares
outstanding - basic                                   69,430,000            75,969,000              89,457,000         91,339,000

Weighted average number of shares
outstanding - diluted                                 69,430,000            75,969,000              89,457,000        111,582,000
